EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
February 11, 2009

For more information, please contact:
Hugh W. Mohler, Chairman, President & CEO	410-427-3707
David E. Borowy, Senior Vice President & CFO	410-427-3788

BALTIMORE, February 11, 2009 – Bay National Corporation (Nasdaq: BAYN), the holding company for Bay National Bank, today reported a fourth quarter net loss per diluted share of $0.48 compared with a net loss per diluted share of $0.26 reported in the fourth quarter of 2007. The net loss was $1.024 million compared to a net loss of $564 thousand in the fourth quarter of last year. The current quarter results include a credit loss provision of $961 thousand and net charge-offs totaling $1.961 million, the majority of which were related to the residential real estate construction portfolio.

As of December 31, 2008, total assets were $270.6 million, an increase of 5.5% from December 31, 2007. Total deposits were $244.6 million and net loans were $242.7 million, increases of 21.1% and 2.8%, respectively, over the December 31, 2007 totals.

Hugh W. Mohler, Chairman and Chief Executive Officer, commented, “What began as a ‘subprime crisis’ in 2007, quickly became a full-blown global recession in 2008, causing the U.S. stock market to lose more than a third of its value in a year, while sending unemployment to its highest level since the 1980s. U.S. home prices went into a free-fall wreaking havoc on the financial industry. In terms of the impact of these forces on Bay National Bank’s financial performance and condition, the buck stops with me, and I accept the responsibility for not asking enough hard questions about the risks associated with the residential housing market.

In 2008, several critical strategic decisions were made by Management and the Board of Directors to lay a foundation for future growth. These initiatives included: the Board of Directors voluntarily declining all Board fees, executive management willingly taking a 20% pay cut and no bonus; senior executives, of their own accord, taking a 10% pay cut and not receiving any bonuses; a salary freeze for all personnel; and no bonuses paid for 2008 and none budgeted for 2009 in an effort to restore the Corporation to its historically strong earnings pattern.

During 2009, we will remain focused on credit quality, controlling growth in order to further strengthen our capital structure, and drastically reduce our operating expenses. Under regulatory capital definitions, we remain adequately-capitalized at 9.57% total risk-based capital (slightly below the 10% well-capitalized level), and strongly believe our ongoing commitment to expense management and conservative lending practices will enhance our ability to return to historic levels of profitability when the economic cycle begins to improve.

It is important that our investors, customers and associates understand that despite this quarter’s performance, Bay National Corporation has tremendous opportunities. We have strategically positioned ourselves as the ‘local’ bank, which our customers have genuinely embraced. Often, challenging times offer great opportunities and I am confident that this will be true with Bay National Bank.”

On February 6, 2009, in cooperation with the Office of the Comptroller of the Currency (the “OCC”), Bay National Bank voluntarily agreed to the issuance of a Consent Order. The Consent Order is a formal agreement that, among other things, requires the Bank to submit to the OCC for approval a strategic plan in which the Board of Directors will outline its plan to remain independent and which addresses the resolution of problem assets (including related costs), viable sources of liquidity (including related costs), achievement and maintenance of enumerated capital requirements, and ongoing viability of the Bank based on current financial and market conditions.  The Consent Order also requires the Bank and/or its Board to take certain other actions and adopt written policies designed to improve its financial strength, including policies to address liquidity, funding needs, management adequacy, loan portfolio management and asset diversification. Also under the Consent Order, the Bank’s Board of Directors has agreed to establish a Compliance Committee to monitor, coordinate and report on compliance with the Consent Order. The Board of Directors, internally and independently, had previously established an action plan and engaged a financial advisor to explore strategic alternatives. It is important to note that deposits remain insured by the FDIC up to the maximum amount allowed by federal regulators.

About Bay National Bank

Bay National Bank was founded in 2000 in response to banking industry consolidation and the distinct void these mergers created in servicing, in particular, small and mid-size businesses and their owners, business professionals, and high net worth individuals. We believe that Bay National Bank now occupies a unique niche in the banking industry. We also believe that Bay National Bank is well positioned between the much larger banks, whose size and bureaucracy can preclude them from delivering exceptional and responsive service, and the much smaller banks, which may not be able to deliver the full range of products and services sought by growing businesses and sophisticated customers.

Bay National Bank has two full-service banking offices, Baltimore and Salisbury, Maryland, residential mortgage lending operations in both Baltimore and the Eastern Shore of Maryland, and a recently-opened commercial banking office in the Baltimore-Washington Corridor. It offers a complete range of commercial, private, cash management, retail, and residential mortgage banking services delivered with a high degree of respect and integrity.

The statements in this press release that are not historical facts constitute “forward-looking statements” as defined by Federal Securities laws.  Forward-looking statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates” or similar terminology.  Such statements, specifically regarding Bay National Corporation’s intentions during 2009 including controlling growth, strengthening its capital structure and reducing operating expenses, future lending practices and return to profitability, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, further deterioration in real estate values and economic conditions generally, and changes in interest rates, deposit flows and loan demand, as well as changes in competitive, governmental, regulatory, technological and other factors which may affect Bay National Corporation specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made.  Bay National Corporation will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the Bay National Corporation reports filed with the U.S. Securities and Exchange Commission.

SELECTED UNAUDITED FINANCIAL DATA
AS OF DECEMBER 31, 2008 and 2007
(dollars in thousands, except per share data)

	2008	2007
Total assets	$270,588	$256,536
Cash and due from banks	7,263	2,314
Federal funds sold and other overnight investments	2,023	4,859
Investment securities available for sale	-	400
Other equity securities	1,240	1,715
Loans, net	242,676	235,956
Deposits	244,628	201,981
Short-term borrowings	1,864	25,372
Subordinated debt	8,000	8,000
Stockholders’ equity	15,022	19,921

Common shares outstanding	2,153,101	2,137,633
Book value per share	$6.98	$9.32
Ratio of interest earning assets to interest bearing liabilities	127.07%	121.35%
Stockholders’ equity as a percentage of assets	5.55%	7.77%

SELECTED UNAUDITED FINANCIAL RATIOS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2008 and 2007

Weighted average yield/rate on:	2008	2007
Loans	6.15%	8.79%
Investments and interest bearing cash balances	1.47%	3.90%
Interest bearing liabilities	3.20%	4.45%
Net interest spread	2.71%	3.95%
Net interest margin	3.30%	4.82%

SELECTED UNAUDITED OPERATIONAL DATA
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2008 and 2007
(dollars in thousands, except per share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2008	2007	2008	2007
Interest income	$3,521	$4,762	$15,325	$20,588
Interest expense	1,705	2,057	6,763	8,765
Net interest income	1,816	2,705	8,562	11,823
Provision for credit losses	961	1,776	6,478	2,126
Net interest income after provision for credit losses	855	929	2,084	9,697
Non-interest income	150	204	763	725
Non-interest expenses	2,840	2,206	11,106	8,993
(Loss) income before income taxes	(1,836)	(1,073)	(8,259)	1,429
Income tax (benefit) expense	(812)	(509)	(3,194)	492
Net (loss) income	$(1,024)	$(564)	$(5,065)	$937

PER COMMON SHARE
Basic net (loss) income per share*	$(.48)	$(.26)	$(2.37)	$.44
Diluted net (loss) income per share*	$(.48)	$(.26)	$(2.37)	$.42
Average shares outstanding (Basic)*	2,129,698	2,137,633	2,140,793	2,133,174
Average shares outstanding (Diluted)*	2,129,698	2,137,633	2,140,793	2,210,151

STOCK PRICE
High*	$5.96	$18.00	$11.70	$18.00
Low*	$1.50	$9.70	$1.50	$9.70
Close*	$2.40	$9.75	$2.40	$9.75

* All periods have been adjusted to reflect a 1.1 to 1 stock split in the form of a 10% stock dividend recorded on June 29, 2007

SUPPLEMENTAL INFORMATION:
(dollars in thousands)

Reconciliation of total deposits to core deposits:	December 31, 2008	December 31, 2007
Total deposits	$244,628	$201,981
Commercial paper sweep balances	-	6,026
National market certificates of deposit	(94,920)	(32,661)
Variable balance accounts (1 customer as of December 31, 2008 and 2007)	(5,312)	(6,231)
Portion of variable balance accounts considered to be core	3,000	3,000
Core deposits	$147,396	$172,115